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                                                                     Exhibit 8.1


                              [Skadden Letterhead]


                                                     June 15, 2005




Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600
Dallas, Texas 75201

                                    RE:  Builders FirstSource, Inc.
                                         Registration Statement on Form S-1
                                         (File No. 333-122788)
                                         ----------------------------------


Ladies and Gentlemen:

         We have acted as special tax counsel to Builders FirstSource, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to 7,500,000 shares and the sale by the selling stockholders named in the Registration Statement (as defined below) (the "Selling Stockholders") of up to 5,437,500 shares (including 1,687,500 shares subject to an over-allotment option), of the Company's common stock, par value $0.01 per share (the "Common Stock"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement on Form S-1 (File No. 333-122788) as filed with the Securities and Exchange Commission (the "Commission") on February 14, 2005, under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on April 27, 2005, under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on April 27, 2005, under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on May 26, 2005, under the Act; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on June 6, 2005, under the Act;
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Builders FirstSource, Inc.
June 15, 2005
Page 2


(vi) Amendment No. 5 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (vii) the form of Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Company, as issuer, the Selling Stockholders, and UBS Securities LLC and Deutsche Bank Securities Inc. as representatives of the several underwriters named therein, filed as an exhibit to the Registration Statement; and (viii) such other documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, and analyses set forth in such documents and records.

     In addition, we have relied upon statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

     For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties.

     Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities or the truth, accuracy, or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations, or assumptions upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.
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Builders FirstSource, Inc.
June 15, 2005
Page 3


     Based upon and subject to the foregoing, we are of the opinion that under current United States federal tax law, although the discussion set forth in the Registration Statement under the caption "Material United States federal tax considerations for Non-U.S. holders" does not purport to summarize all possible United States federal tax consequences of the acquisition, ownership, and disposition of Common Stock by Non-U.S. Holders, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal tax considerations that are anticipated to be material to Non-U.S. Holders who purchase Common Stock pursuant to the Registration Statement.

     Except as set forth above, we express no other opinion. This opinion is furnished to you solely for your benefit in connection with Registration Statement and is not to be relied upon by anyone else without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP